Exhibit 99.1

OmniComm Systems, Inc. Appoints Stephen Johnson as

President & Chief Operating Officer

Leader in integrated eClinical Solutions bolsters executive management staff

Fort Lauderdale, FL, June 1, 2010 – OmniComm Systems, Inc. (OTC: OMCM.OB), a global provider of eClinical solutions and services announced today that Stephen Johnson has been promoted to president and chief operating officer. Johnson, who was most recently OmniComm’s chief operating officer (COO) and executive vice president of business development, will continue to oversee operations and business development, but will take on additional executive responsibilities as well and will continue to report to chief executive officer (CEO), Cornelis F. Wit. “Steve Johnson embodies the customer-driven focus we strive to achieve in our company,” said Mr. Wit. “His relentless pursuit of sales and marketing opportunities and influence in helping shape the direction of the TrialMaster product have led to significant growth opportunities for the company in the last three years.”

Mr. Johnson joined OmniComm in September 2006 as senior vice president of business development and since then has assumed roles of increasing responsibility over the last several years. He was promoted to executive vice president in 2007 and chief operating officer in 2008. He has been instrumental in OmniComm’s exponential growth over the last several years. In that time, OmniComm has more than tripled its revenue and has been recognized by Deloitte’s Technology Fast 500™ as one of the fastest growing companies in North America. Mr. Johnson has over 16 years of clinical trial experience in sales management, marketing, and operations. Before joining OmniComm he was responsible for business development for the ‘Oracle Clinical Applications’ east coast division where he helped to substantially increase market share in the clinical trials industry. Prior to Oracle, Mr. Johnson spent two years at PHT Corporation and two years at Clinical Data Solutions, a start up company focusing on solutions for clinical trials. In addition, he spent four years at Pfizer as a top performer in the Pharmaceutical Sales Division.

OmniComm announced two other staffing moves to enhance the company’s executive management team. Kenneth Light was promoted to executive vice president of operations and Beverly Hudson has joined the company as senior vice president of business development. Mr. Light was recently senior vice president of professional services at OmniComm and Ms. Hudson was recently vice president and general manager of Research Services Group of Medpoint Communications, Inc.

About OmniComm

OmniComm Systems, Inc. (www.OmniComm.com) provides customer-driven Internet solutions to pharmaceutical, biotechnology, research and medical device organizations that conduct life changing clinical trial research. OmniComm’s growing base of satisfied customers is a direct result of the company’s commitment to deliver products and services that ensure ease of use, faster study build, ease of integration and better performance. OmniComm’s pricing model is easily understood and allows companies ranging from small, to large, to maximize their clinical research investments. OmniComm Systems, Inc has U.S. headquarters in Fort Lauderdale, FL and European headquarters in Bonn, Germany, with satellite offices in New Jersey and the United Kingdom, as well as sales offices throughout the U.S. and Europe.

Safe Harbor Disclaimer

Statements made by OmniComm included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as the Company’s ability to obtain new contracts and accurately estimate net revenues due to uncertain regulatory guidance, variability in size, scope and duration of projects, and internal issues at the sponsoring client, integration of acquisitions, competitive factors, technological development, and market demand. As a result, actual results may differ materially from any financial outlooks stated herein. Further information on potential factors that could affect the Company’s financial results can be found in the Company’s Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

CONTACT: Mark Rice at: + 1 858-259-2365